UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 8, 2005
Coeur d’Alene Mines Corporation

(Exact Name of Registrant as Specified in Charter)

Idaho	1-8641	82-0109423

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Front Ave., P.O. Box “I”, Coeur d’Alene, Idaho	83816

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (208) 667-3511
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On September 8, 2005, Coeur d’Alene Mines Corporation, an Idaho corporation (the “Company”) and CDE Australia Pty Ltd. (“Coeur Australia”), a wholly-owned subsidiary of the Company, entered into a Silver Sale Agreement (the “Agreement”) with Perilya Broken Hill Limited (“PBH”), a subsidiary of Perilya Limited, an Australian mining company. PBH owns and operates the Broken Hill Mine in Australia. Pursuant to the Agreement, Coeur Australia agreed to buy, and PBH agreed to sell, the silver contained in ore to be mined at the Broken Hill Mine for a total of US$36.0 million. The transaction is subject to Coeur Australia receiving a maximum of 17.2 million payable silver ounces contained in ore to be mined by PBH at the Broken Hill Mine.
     The Broken Hill Mine is located in New South Wales, Australia and is a zinc/lead/silver ore body that has produced approximately 500 million ounces of silver since its beginnings in 1885. Pursuant to the Agreement, the transaction is capped at approximately 24.5 million contained ounces (or 17.2 million payable ounces) of silver to be mined by PBH at Broken Hill on the Company’s behalf, providing the Company with approximately 10 million ounces of upside to the reserve base at Broken Hill. The transaction is expected to provide the Company with an additional 2.3 million ounces of average annual silver production at an estimated cash cost of approximately US$2.75 per ounce and 15.0 million ounces of silver contained in proven and probable reserves. Coeur Australia will pay PBH an operating cost contribution of approximately US$2.00 for each ounce of payable silver under the terms of the Agreement. In addition, PBH may earn up to an additional US$6.0 million of consideration by meeting certain silver production thresholds over the next eight years. Based upon the acquisition price of US$36.0 million and the currently reported reserves, the Company estimates the full cost of production to initially be approximately US$5.90 per ounce. If the total production, based on existing reserves and resources, reaches the maximum threshold of 17.2 million payable ounces, the Company would expect the full cost of production to be approximately US$4.85 per ounce. A copy of the Company’s press release dated September 8, 2005 in respect of the Agreement and the transaction with PBH is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated into this Item 1.01 by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (c) Exhibits:
     The following exhibit is filed with this report on Form 8-K:

Exhibit No.	Description

99.1	Press Release of Coeur d’Alene Mines Corporation dated September 8, 2005

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Coeur d’Alene Mines Corporation
Date: September 12, 2005	By:	/s/ James A. Sabala
		Name:	James A. Sabala
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Coeur d’Alene Mines Corporation dated September 8, 2005